Exhibit 10.18

NON-QUALIFIED STOCK OPTION AGREEMENT (EMPLOYEE)
PURSUANT TO THE
JLG INDUSTRIES, INC. LONG TERM INCENTIVE PLAN

        THIS AGREEMENT made as of this ____ day of ______________, 20__, by and between JLG Industries, Inc., a Pennsylvania corporation (the “Company”) and __________________ (“Grantee”).

        WITNESSETH, that:

        WHEREAS, the Company has duly adopted the JLG Industries, Inc. Long Term Incentive Plan, a copy of which as presently in effect is on file with the Company (the “Plan”); and

        WHEREAS, the Committee, pursuant to authority vested in it by the Board of Directors and by the Plan, has approved the granting to the Grantee of a Non-qualified Stock Option to purchase Shares, upon the terms and subject to the conditions hereinafter set forth, and the Company desires by this instrument to grant said Non-qualified Stock Option and to specify the terms and conditions thereof.

        NOW, THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows (capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan):

        Section 1. Options Awarded. This Agreement evidences the award by the Company to the Grantee pursuant to the Plan of one or more Non-qualified Stock Options for the number of Shares (“Option Shares”) set forth on the Option Agreement Annex attached hereto and made a part hereof (the “Annex”). The date of grant (the “Date of Grant”) of each Non-qualified Stock Option evidenced hereby shall be set forth on the Annex. The Option evidenced by this Agreement is a Non-qualified Stock Option and will not be treated as an Incentive Stock Option.

        Section 2. Exercise Price. The exercise price per Share payable upon purchase of Shares in respect of each Option evidenced hereby (the “Exercise Price”) shall be determined for each Option in accordance with the Plan and set forth on the Annex.

        Section 3. Exercise of Options.

        (a) Subject to the terms of this Section and Section 4 hereof, any Option evidenced hereby may be exercised by the Grantee (or, following the Grantee’s death, by the Grantee’s Beneficiary) by completing and delivering to the Company the Exercise Notice set forth in the Annex, together with payment in full of the total Exercise Price for all Shares to be purchased upon exercise of such Option. Any Option may be exercised in whole or in part; provided, that, Options may not be exercised for fractional Shares. The Exercise Price shall be payable by (i) money order, cashier’s check or certified check payable to the Company, (ii) subject to the limitations set forth in clause (d) below and to the receipt by the Grantee of the Company’s prior written consent, by the tender to the Company of Shares, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased, or more certificates duly endorsed to the Company evidencing Shares, provided, however, that the Company may refuse to accept Shares tendered in payment of the Exercise Price in its sole and absolute discretion, (iii) a combination of the foregoing, or (iv) except to the extent that the Option is an Option to purchase Restricted Shares, by the Grantee’s (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee’s account and (b) irrevocable instruction letter to the broker for the Grantee’s account to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. Shares tendered in payment of the Exercise Price shall be valued at their Fair Market Value on the date of tender. The date of exercise of any Option shall be deemed to be the date that the completed Exercise Notice and total Exercise Price for Shares being purchased are received by the Company.

        (b) The exercise of each Option evidenced hereby shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder) (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration, qualification on any securities exchange, on any quotation system, or under any state or federal law, of any Shares otherwise deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Company and the Grantee choose to amend the terms of the Option to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

        (c) Subject to subsection (b) above, upon the date of exercise of any Option evidenced hereby, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to such purchaser for issue or transfer tax. Such certificate or certificates shall be issued in the name of the purchaser, or upon the purchaser’s request specified in the Exercise Notice, in the name of the purchaser and another person as joint tenants with right of survivorship.

        (d) Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company, and may not be Restricted Shares at the time they are tendered or attested to.

        Section 4. Vesting and Expiration of Options.

        (a) Subject to the Grantee’s continued employment with the Company, [____%] of the Options evidenced hereby may be exercised on the [_____] anniversary of the applicable Date of Grant [insert the applicable language covering the actual terms of vesting of the grant]; provided, however, that (a) all Options evidenced hereby shall become exercisable in full (i) subject to Section 17(a) of the Plan, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred, or (ii) upon the death or Disability of the Grantee.

        (b) Except as otherwise set forth herein or in Section 19 of the Plan, each Option evidenced hereby shall expire on the tenth anniversary of the applicable Date of Grant.

        (c) Nothing in this Section 4, elsewhere in this Agreement or in the Plan shall be deemed or construed as extending the term of any Option evidenced hereby beyond the tenth anniversary after the applicable Date of Grant. No Option evidenced hereby may be exercised after its expiration.

        Section 5. Amendment; Substitution of Annex.

        (a) Subject to subsection (b) hereof, any waiver of any term or condition, or any amendment of this Agreement shall be effective only if in writing signed by the party against whom such waiver or amendment is sought to be enforced.

        (b) Upon award of an additional Option, exercise of an Option or adjustment or modification of the terms of any Option pursuant to Section 9 hereof or otherwise pursuant to the Plan (each an “Option Record Adjustment”), the Company shall issue to the Grantee a substituted Annex reflecting the effect of the Option Record Adjustment on the principal terms of the Options evidenced hereby. Such substituted Annex shall be signed by an authorized officer of the Company and shall supersede the then existing Annex. Each substituted Annex shall be dated and numbered consecutively with the number following the number of the superseded Annex. In the absence of manifest error, each substituted Annex shall constitute a binding amendment of this Agreement enforceable against the Company, the Grantee and any Beneficiary.

        Section 6. Captions. The description of headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        Section 7. Options Not Transferable. Except as set forth in Section 18(e) of the Plan, each Option evidenced hereby is personal to the Grantee, is not transferable by the Grantee except upon the Grantee’s death to one or more Beneficiaries in accordance with Section 19(a) of the Plan, and is exercisable, during the Grantee’s lifetime, only by the Grantee.

        Section 8. No Shareholder Rights. The Grantee shall not be entitled to any rights of a shareholder with respect to any Option Shares unless and until such Option Shares are issued or delivered to the Grantee pursuant to exercise of an Option.

        Section 9. Effect of Certain Transactions. The effects on the terms of any Option evidenced hereby and on the rights and obligations of the Grantee and Company hereunder of a merger, consolidation, reorganization, recapitalization or otherwise, or any dividend on the Shares, payable in Shares, or stock split or combination of Shares, shall be determined in the manner provided in Sections 22 and 23 of the Plan.

        Section 10. Employment Status. Nothing contained in this Agreement shall confer upon the Grantee any right to remain an employee of the Company. Nothing contained in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s employment at any time.

        Section 11. Notices. Any notice to be given hereunder by the Grantee shall be either hand delivered to the office of the General Counsel of the Company, sent by facsimile transmission to the attention of the General Counsel of the Company at (240) 313-1807, or sent by mail or overnight delivery service addressed to the Company for the attention of the General Counsel of the Company, and any notice by the Company to the Grantee shall be hand delivered to the Grantee or sent by mail or overnight delivery service addressed to the Grantee at the address shown on the Annex. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

        Section 12. Prospectus Delivery. So long as this Agreement shall remain in effect, to the extent required by applicable securities laws, the Company will furnish to the Grantee, as and when available, a copy of the prospectus relating to the Shares covered by the Options evidenced hereby.

        Section 13. Plan Controls. The Options evidenced hereby have been awarded pursuant to the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Options evidenced hereby are subject to all other terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference. Subject to certain limitations set forth in Section 24 of the Plan, the Board of Directors may at any time terminate, suspend, or modify the Plan, which such actions shall be binding upon the Grantee. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall be determinative.

        Section 14. Governing Law. This Agreement shall be governed by the laws of Pennsylvania without regard to conflicts of laws, except to the extent that such laws may be superseded by any federal law.

        Section 15. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, JLG Industries, Inc. has caused this Agreement to be executed in its corporate name and the Grantee has executed the same in evidence of the Grantee’s acceptance hereof upon the terms and conditions herein set forth, as of the day and year first above written.

JLG INDUSTRIES, INC. By:____________________________ Authorized Officer

GRANTEE: _______________________________ Grantee

Annex 1 to Stock Option Agreement,
dated _________________,
between
JLG Industries, Inc. and ____________________

1.	Options, Shares, Exercise Price:

Shares subject to Option: ____________________

Exercise Price per Share: ____________________

Date of Grant: ____________________

2.	Address of Grantee:

____________________

____________________

____________________

(tel): ____________________

(fax): ____________________

3.	Exercise Notice:

TO: JLG INDUSTRIES, INC.

        1. The undersigned hereby elects [Check applicable box(es) and complete as required]:

To purchase _________________ Shares, pursuant to Section 3(a)(i) of the attached Stock Option Agreement, and tenders herewith payment of the purchase price in full by means of money order, cashier’s check or certified check payable to the Company.

To purchase _________________ Shares, pursuant to Section 3(a)(ii) of the attached Stock Option Agreement, by the tender to the Company of _________________ Shares or certificates duly endorsed to the Company evidencing Shares (i.e., the number of Shares necessary for payment in full of the Option price for the Shares so purchased). (NOTE: THIS IS ALLOWED ONLY WITH THE PRIOR SEPARATE WRITTEN CONSENT OF THE COMPANY.)

To purchase _________________ Shares, pursuant to Section 3(a)(ii) of the attached Stock Option Agreement, by the attestation to the ownership of

_________________Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares that it issues to the Grantee by _________________ (i.e., the number of Shares necessary for payment in full of the Option price for the Shares so purchased).

Except to the extent that the Option is an Option to purchase Restricted Shares, to purchase _________________ Shares, pursuant to Section 3(a)(iv) of the attached Stock Option Agreement, by the Grantee’s (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee’s account, which instruction shall be evidenced by Grantee’s signature below in the event that this method is selected by Grantee, and (b) irrevocable instruction letter to the broker for Grantee’s account to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, a copy of which letter is attached hereto. Grantee represents and warrants to the Company that such exercise will not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or will be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability.

        2. Please issue a certificate representing such shares of capital stock [Check applicable box and complete as required]:

In the name of the undersigned.

In the name of the undersigned and _________________ as joint tenants with right of survivorship.

Date: ___________________	______________________________ (Printed Name of Grantee) By: ____________________________